FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2013 Fourth Quarter and Full-Year Financial Results and Provides 2014 Guidance

Transition to High-Growth, Extremities-Biologics Business Completed to Maximize Global Foot and Ankle Opportunity

Fourth Quarter Global Foot and Ankle Net Sales Increase 22% As Reported and 22% Constant Currency

Fourth Quarter Sales from Continuing Operations Increase 16% As Reported and 17% Constant Currency

MEMPHIS, Tenn. - February 24, 2014 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its fourth quarter and full-year ended December 31, 2013 and provided 2014 guidance. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is now reported as discontinued operations.

Net sales from continuing operations totaled $67.8 million during the fourth quarter ended December 31, 2013, representing a 16% increase as reported and 17% increase on a constant currency basis compared to the fourth quarter of 2012.

Robert Palmisano, president and chief executive officer, commented, “Our performance in the fourth quarter reflects continued strong implementation of the transformational changes to our business with constant currency sales from continuing operations and global foot and ankle increasing 17% and 22%, respectively. In particular, total ankle sales had another outstanding quarter, with growth of 44%, which we believe demonstrates the substantial potential of this product and the long runway for growth. Notably, the eight consecutive quarters of strong, double-digit, global foot and ankle growth underscores the significant positive progress that we continue to make in our foot and ankle business by driving productivity gains in our large, direct U.S. sales organization, introducing new products, and increasing medical education programs.”

Palmisano continued, “During the fourth quarter, we also completed the acquisition of Biotech International, which significantly expands our direct sales channel in France and our international distribution network. In addition, our recent acquisitions of Solana Surgical and OrthoPro add complementary foot and ankle products to further accelerate growth opportunities and profitability.”

Net loss from continuing operations for the fourth quarter of 2013 totaled $135.2 million or ($2.88) per diluted share, compared to net income of $1.6 million or $0.04 per diluted share in the fourth quarter of 2012.

Net loss from continuing operations for the fourth quarter of 2013 included a $119.6 million charge associated with valuation allowances on deferred tax assets, $7.7 million of transition costs associated with the sale of the OrthoRecon business, $2.3 million of transaction and transition costs associated with the acquisition of BioMimetic and Biotech International, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized gain of $2.0 million related to mark-to-market adjustments on derivatives, and $0.8 million of charges associated with distributor conversions and non-competes. Net income for the fourth quarter of 2012 included the after-tax effects of $3.5 million of an unrealized loss related to mark-to-market adjustments on derivatives, $2.1 million of non-cash interest expense related to the 2017 Convertible Notes, $1.8 million of due diligence and transaction costs associated with the acquisition of BioMimetic, and $1.2 million of charges associated with distributor conversions.

The Company's fourth quarter 2013 net loss from continuing operations, as adjusted for the above items, was $7.9 million in 2013, a decline from a net loss of $1.9 million in 2012, while diluted loss per share, as adjusted, decreased to ($0.17) in the fourth quarter of 2013 from ($0.05) in the fourth quarter of 2012. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's fourth quarter 2013 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative $3.2 million, compared to positive $6.1 million in the same quarter of the prior year. For the full-year 2013, adjusted EBITDA from continuing operations decreased to negative $5.9 million, compared to positive $27.3 million for the prior year period. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $183.1 million as of the end of the fourth quarter of 2013, a decrease of $149.9 million compared to the end of 2012, which was driven by the closing of the BioMimetic and Biotech transactions and expenses associated with the MicroPort transaction.

Palmisano concluded, “With the close of the MicroPort transaction, Wright is now a completely transformed business. During 2014, we look forward to continuing to make investments to accelerate foot and ankle growth and sales productivity, improving our gross margins and exiting the year with positive adjusted EBITDA. I am confident that our Vital Few strategic programs will position us for future success and drive growth and shareholder value.”

Outlook

The Company anticipates full-year 2014 net sales from continuing operations, or Extremity and Biologics revenue, to be in the range of $305 million to $312 million. This represents a growth rate of 26% to 29% (including Solana, OrthoPro and Biotech acquisitions) and an organic growth rate (excluding Solana, OrthoPro and Biotech) of 13% to 15% over last year. This range anticipates some potential minor, short-term dis-synergies due to the closing of the transactions with MicroPort, Biotech International, Solana Surgical and OrthoPro, and includes a negative impact from currency of approximately 1 percent as compared to 2013.

The Company projects 2014 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, in the range of negative $(20.0) million to negative $(15.0) million. The Company expects to exit 2014 with positive adjusted EBITDA. The Company's adjusted EBITDA from continuing operations target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct; possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the contingent value rights (CVRs) and other adjustments to assets and liabilities associated with its BioMimetic acquisition, and non-cash mark-to-market derivative adjustments. Further, this target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-295-4740 (U.S.) / 617-614-3925 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through March 3, 2014. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 80150710. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, restructuring charges, gains or losses on the sale of assets, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws, including statements about our outlook for 2014. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the years ended December 31, 2012 and 2013, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: future actions of the SEC, the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; continued liability for product liability claims on OrthoRecon products sold prior to divestiture of our OrthoRecon business or for post-market regulatory obligations on such products; disruptions resulting from loss of personnel, systems and infrastructure changes and transition services arrangements in connection with our OrthoRecon divestiture; failure to realize the anticipated benefits from our acquisitions or from divestiture of our OrthoRecon business; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; copycat claims against our modular hip systems resulting from a competitor's recall of its modular hip product; failure or delay in obtaining FDA approval of Augment® Bone Graft for commercial sale in the United States; challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others; loss of a key suppliers; failures of, interruptions to, or unauthorized tampering with our information technology systems; failure or delay in obtaining FDA or other regulatory approvals for our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015, which could expose us to significant liability, including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products; the possibility of private securities litigation or shareholder derivative suits; insufficient demand for and market acceptance of our new and existing products; recently enacted healthcare laws and changes in product reimbursements which could generate downward pressure on our product pricing; potentially burdensome tax measures; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; geographic and product mix impact on our sales; inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; and the negative impact of the commercial and credit environment on us, our customers and our suppliers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$67,824	$58,380	$242,330	$214,105
Cost of sales	17,423	13,322	59,721	48,239
Gross profit	50,401	45,058	182,609	165,866
Operating expenses:
Selling, general and administrative	66,479	43,157	230,785	150,296
Research and development	5,412	3,626	20,305	13,905
Amortization of intangible assets	1,750	1,491	7,476	4,417
BioMimetic impairment charges	—	—	206,249	—
Gain on sale of intellectual property	—	(15,000)	—	(15,000)
Restructuring charges	—	—	—	431
Total operating expenses	73,641	33,274	464,815	154,049
Operating (loss) income	(23,240)	11,784	(282,206)	11,817
Interest expense, net	4,061	3,910	16,040	10,113
Other (income) expense, net	(2,552)	3,528	(67,843)	5,089
(Loss) income from continuing operations before income taxes	(24,749)	4,346	(230,403)	(3,385)
Provision for income taxes	110,462	2,702	49,765	2
Net (loss) income from continuing operations	$(135,211)	$1,644	$(280,168)	$(3,387)
Income from discontinued operations, net of tax	182	$3,708	$6,223	$8,671
Net (loss) income	$(135,029)	$5,352	$(273,945)	$5,284

Net (loss) income from continuing operations per share, basic	$(2.88)	$0.04	$(6.19)	$(0.09)
Net income from discontinued operations per share, basic	$0.00	$0.10	$0.14	$0.22
(Loss) earnings per share - basic	$(2.88)	$0.14	$(6.05)	$0.14

Net (loss) income from continuing operations per share, diluted	$(2.88)	$0.04	$(6.19)	$(0.09)
Net income from discontinued operations per share, diluted	$0.00	$0.09	$0.14	$0.22
(Loss) earnings per share - diluted	$(2.88)	$0.14	$(6.05)	$0.14

Weighted-average number of shares outstanding-basic	46,897	38,959	45,265	38,769
Weighted-average number of shares outstanding-diluted	46,897	39,342	45,265	39,086

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	December 31, 2012	% change	December 31, 2013	December 31, 2012	% change
Geographic
Domestic	$49,249	$44,660	10.3%	$177,648	$166,111	6.9%
International	18,575	13,720	35.4%	64,682	47,994	34.8%
Total net sales	$67,824	$58,380	16.2%	$242,330	$214,105	13.2%

	Three Months Ended			Twelve Months Ended
	December 31, 2013	December 31, 2012	% change	December 31, 2013	December 31, 2012	% change
Product Line
Foot and Ankle	43,036	35,360	21.7%	150,662	122,897	22.6%
Upper Extremity	6,581	5,876	12.0%	24,663	24,977	(1.3%)
Biologics	15,860	15,240	4.1%	59,792	60,495	(1.2%)
Other	2,347	1,904	23.3%	7,213	5,736	25.7%
Total Sales	$67,824	$58,380	16.2%	$242,330	$214,105	13.2%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2013 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	17%	41%	40%	22%	22%
Upper Extremity	14%	13%	8%	14%	12%
Biologics	(5%)	39%	35%	5%	4%
Other	(28%)	48%	52%	21%	23%
Total Sales	10%	37%	35%	17%	16%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	2013 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	16%	51%	49%	23%	23%
Upper Extremity	1%	(2%)	(7%)	0%	(1%)
Biologics	(10%)	36%	32%	0%	(1%)
Other	(3%)	41%	42%	25%	26%
Total Sales	7%	37%	35%	14%	13%

	Sales as a % of Total Sales
	Three Months Ended December 31, 2013			Twelve Months Ended December 31, 2013
	Domestic	International	Total	Domestic	International	Total
Product Line
Foot and Ankle	49%	15%	63%	48%	14%	62%
Upper Extremity	7%	3%	10%	7%	3%	10%
Biologics	16%	7%	23%	18%	7%	25%
Other	1%	3%	3%	1%	2%	3%
Total Sales	73%	27%	100%	73%	27%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013		December 31, 2013
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$18,575	$67,824	$64,682	$242,330
Currency impact as compared to prior period	294	294	1,237	1,237
Net sales, excluding the impact of foreign currency	$18,869	$68,118	$65,919	$243,567

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012 (1)	December 31, 2013	December 31, 2012 (1)
Operating Income from Continued Operations
Operating (loss) income, as reported	$(23,240)	$11,784	$(282,206)	$11,817
Reconciling items impacting Gross Profit:
Inventory step-up amortization	278	16	777	160
BioMimetic inventory write-down	1,301	—	2,280	—
Total	1,579	16	3,057	160
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	129	403	932	1,027
Transition costs - OrthoRecon divestiture	7,745	—	21,612	—
Due diligence, transaction and transition costs - BioMimetic & Biotech (2)	2,270	1,798	12,893	1,798
Total	10,144	2,201	35,437	2,825
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	630	812	2,802	1,946
Reconciling items impacting Research and Development expense:
BioMimetic impairment charges	—	—	206,249	—
Total	—	—	206,249	—
Other Reconciling Items:
Gain on sale of intellectual property	—	(15,000)	—	(15,000)
Restructuring charges	—	—	—	430
Operating (loss) income, as adjusted	$(10,887)	$(187)	$(34,661)	$2,178
Operating (loss) income, as adjusted, as a percentage of net sales	(16.1)%	(0.3)%	(14.3)%	1.0%

_______________________________

(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) For the twelve months ended December 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
EBITDA from Continuing Operations
Net income, as reported	$(135,211)	$1,644	$(280,168)	$(3,387)
Interest expense, net	4,061	3,910	16,040	10,113
Provision for income taxes	110,462	2,702	49,765	2
Depreciation	4,120	3,807	14,384	14,815
Amortization of intangible assets	1,750	1,491	7,476	4,417
EBITDA	(14,818)	13,554	(192,503)	25,960
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1)	2,481	1,845	9,658	7,839
Other (income) expense, net	(2,552)	3,528	(67,843)	5,089
Inventory step-up amortization	278	16	777	160
Distributor conversions	129	403	932	1,027
Due diligence, transaction and transition costs	10,015	1,798	34,505	1,798
BioMimetic impairment and other charges	1,301	—	208,529	—
Gain on sale of intellectual property	—	(15,000)	—	(15,000)
Restructuring charges	—	—	—	430
Adjusted EBITDA	$(3,166)	$6,144	$(5,945)	$27,303
Adjusted EBITDA as a percentage of net sales	(4.7)%	10.5%	(2.5)%	12.8%
_______________________________

(1) For the twelve months ended December 31, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012 (1)	December 31, 2013	December 31, 2012 (1)
Net Income
(Loss) income from continuing operations before taxes, as reported	$(24,749)	$4,346	$(230,403)	$(3,385)
Pre-tax impact of reconciling items:
Restructuring charges	—	—	—	430
Inventory step-up amortization	278	16	777	160
Distributor conversion and non-competes	759	1,215	3,734	2,973
Loss on interest rate swap termination	—	—	—	1,769
Non-cash interest expense on 2017 Convertible Notes	2,222	2,086	8,678	2,773
Derivatives mark-to-market adjustment	(2,000)	3,472	1,000	1,142
Transition costs - OrthoRecon divestiture	7,745	—	21,612	—
Due diligence, transaction and transition costs - BioMimetic & Biotech (2)	2,270	1,798	12,893	1,798
BioMimetic impairment and other charges and CVR mark-to-market adjustments	460	—	147,381	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	—	2,721
Gain on previously held investment in BioMimetic	—	—	(7,798)	—
Gain on sale of intellectual property	—	(15,000)	—	(15,000)
Loss from continuing operations before taxes, as adjusted	(13,015)	(2,067)	(42,126)	(4,619)

Provision for income taxes, as reported	$110,462	$2,702	$49,765	$2
Restructuring charges	—	—	—	164
Inventory step-up amortization	103	1	295	57
Distributor conversion and non-competes	307	474	1,459	1,155
Loss on interest rate swap termination	—	—	—	691
Non-cash interest expense on 2017 Convertible Notes	849	727	3,390	996
Derivatives mark-to-market adjustment	(790)	1,310	391	420
Transition costs - OrthoRecon divestiture	3,025	—	8,442	—
Due diligence, transaction and transition costs - BioMimetic & Biotech (2)	257	—	2,728	—
BioMimetic impairment and other charges and CVR mark-to-market adjustments	274	—	36,247	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	—	1,063
Valuation allowance	(119,623)	—	(119,623)	—
Gain on sale of intellectual property	—	(5,387)	—	(5,387)
Benefit for income taxes, as adjusted	$(5,136)	$(173)	$(16,906)	$(839)
Effective tax rate, as adjusted	39.5%	8.4%	40.1%	18.2%
Net loss from continuing operations, as adjusted	$(7,879)	$(1,894)	$(25,220)	$(3,780)
Net income from discontinued operations, as reported	$182	$3,708	$6,223	$8,671
Reconciling items related to discontinued operations, net of tax (3)	$2,259	$(1,428)	$(2,538)	$4,115
Net (loss) income, as adjusted	$(5,438)	$386	$(21,535)	$9,006
____________________________

(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) For the twelve months ended December 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(3) For the three month periods ended December 31, 2013 and 2012, amounts include the after tax impacts of $0.6 million and
$0 of U.S. governmental inquiries and DPA costs, $0.3 million and $0.5 million of amortization of distributor non-
competes, $2.9 million and $0 of transaction costs associated with the OrthoRecon divestiture, and $0 and a $2.4 million increase to management's estimate of the Company's probable insurance recovery for previously recognized costs associated with product liability claims. For the twelve month periods ended December 31, 2013 and 2012, amounts include $2.9 million and $6.6 million of U.S. governmental inquiries and DPA costs, $1.5 million and $1.1 million of amortization of distributor non-competes, $10.9 million and $0 of transaction costs associated with the OrthoRecon divestiture, a gain of $19.4 million and $2.4 for estimated product liability insurance recoveries, and $0 and $1.2 million of restructuring charges, respectively.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	December 31, 2013		December 31, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income from continuing operations	$(135,211)	$(7,879)	$1,644	$(1,894)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net (loss) income from continuing operations	$(135,211)	$(7,879)	$1,644	$(1,894)
Diluted net income from discontinued operations	182	2,441	3,708	2,280
Diluted net (loss) income	(135,029)	(5,438)	5,352	386

Basic shares	46,897	46,897	38,959	38,959
Dilutive effect of stock options and restricted shares	N/A	N/A	383	383
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	46,897	46,897	39,342	39,342

Net (loss) income from continued operations per share, diluted	$(2.88)	$(0.17)	$0.04	$(0.05)
Net income from discontinued operations per share, diluted	$0.00	$0.05	$0.09	$0.06
Net (loss) income per share - diluted	$(2.88)	$(0.12)	$0.14	$0.01
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

	Twelve Months Ended		Twelve Months Ended
	December 31, 2013		December 31, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income from continuing operations	$(280,168)	$(25,220)	$(3,387)	$(3,780)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net loss from continuing operations	$(280,168)	$(25,220)	$(3,387)	$(3,780)
Diluted net income from discontinued operations	6,223	3,685	8,671	12,786
Diluted net (loss) income	(273,945)	(21,535)	5,284	9,006

Basic shares	45,265	45,265	38,769	38,769
Dilutive effect of stock options and restricted shares	N/A	N/A	317	317
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	45,265	45,265	39,086	39,086

Net loss from continued operations per share, diluted	$(6.19)	$(0.56)	$(0.09)	$(0.10)
Net income from discontinued operations per share, diluted	$0.14	$0.08	$0.22	$0.33
Net (loss) income per share - diluted	$(6.05)	$(0.48)	$0.14	$0.23
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012 (1)	December 31, 2013	December 31, 2012 (1)
Net Income per Diluted Share
Net (loss) income from continuing operations, as reported, per diluted share	$(2.88)	$0.04	$(6.19)	$(0.09)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Effect of convertible notes on diluted shares	N/A	N/A	N/A	N/A
Restructuring charges	—	—	—	—
Inventory step-up amortization	0.00	0.00	0.01	0.00
Distributor conversion and non-competes	0.01	0.02	0.05	0.05
Loss on interest rate swap termination	—	—	—	0.03
Non-cash interest expense on 2017 Convertible Notes	0.03	0.03	0.12	0.05
Derivatives mark-to-market adjustment	(0.03)	0.05	0.01	0.02
Transition costs - OrthoRecon divestiture	0.10	—	0.29	—
Due diligence, transaction and transition costs - BioMimetic & Biotech	0.04	0.05	0.22	0.05
BioMimetic impairment and other charges and CVR mark-to-market adjustments	0.00	—	2.46	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	—	—	0.04
Gain on previously held investment in BioMimetic	—	—	(0.17)	—
Valuation allowance	2.55	—	2.64	—
Gain on sale of intellectual property	—	(0.24)	—	(0.25)
Net loss, as adjusted, per diluted share (2)	$(0.17)	$(0.05)	$(0.56)	$(0.10)
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net cash (used in) provided by operating activities	(42,322)	11,070	(36,601)	68,822
Capital expenditures	(15,018)	(6,032)	(37,530)	(19,323)
Free cash flow	(57,340)	5,038	(74,131)	49,499

Wright Medical Group, Inc.
Discontinued Operations Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	December 31, 2012	% change	December 31, 2013	December 31, 2012	% change
Product Line
Hips	$31,348	$35,929	(12.8%)	$125,695	$150,550	(16.5%)
Knees	26,409	27,968	(5.6%)	102,952	114,896	(10.4%)
Other	854	1,200	(28.8%)	3,217	4,225	(23.9%)
Total Sales	$58,611	$65,097	(10.0%)	$231,864	$269,671	(14.0%)

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$168,534	$320,360
Marketable securities	6,898	12,646
Accounts receivable, net	45,817	31,202
Inventories	72,443	57,458
Prepaid expenses and other current assets	69,608	63,995
Current assets held for sale	142,015	166,484
Total current assets	505,315	652,145

Property, plant and equipment, net	70,515	41,482
Goodwill and intangible assets, net	157,683	51,098
Marketable securities	7,650	—
Other assets	133,845	78,998
Other assets held for sale	132,443	129,730
Total assets	$1,007,451	$953,453

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,913	$4,676
Accrued expenses and other current liabilities	80,117	38,763
Current portion of long-term obligations	4,174	—
Current liabilities held for sale	31,221	32,993
Total current liabilities	119,425	76,432
Long-term obligations	271,227	258,485
Other liabilities	155,686	93,064
Other liabilities held for sale	1,399	2,031
Total liabilities	547,737	430,012

Stockholders' equity	459,714	523,441
Total liabilities and stockholders' equity	$1,007,451	$953,453